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                                                                   EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to incorporation by reference in this Registration Statement on Form S-4 of Omega Healthcare Investors, Inc. of our report dated January 21, 1994, on our audits of the consolidated financial statements and financial statement schedules of Health Equity Properties Incorporated and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report appears in the December 31, 1993 annual report on Form 10-K of Health Equity Properties Incorporated and incorporated by reference in this Form S-4. We also consent to the reference to our firm under the caption "Experts".


                                                   /s/ Coopers & Lybrand L.L.P
                                                       -----------------------
                                                       Coopers & Lybrand L.L.P

August 19, 1994